Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NRG YIELD, INC.

NRG Yield, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”)

DOES HEREBY CERTIFY:

1.              The name of the corporation is NRG Yield, Inc.

2.              That a Second Amended and Restated Certificate of Incorporation (the “Certificate”) was filed by the Secretary of State of Delaware on May 14, 2015, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.              The inaccuracy or defect of said Certificate is a technical error in that sub paragraph (i) of the definition of “utility control” in Article Four, Section 5(c) did not take into account the 1/100 vote for the shares of Class C common stock and Class D common stock.

4.              The definition of “utility control” in Article Four, Section 5(c) of the Certificate is corrected to read in its entirety as follows:

“Utility Control” means the power to direct or cause the direction of the management and policies of a Yield Public Utility and shall be deemed to exist if a person and its PUHCA Affiliates directly and/or indirectly own, control and/or hold with power to vote 10% or more of the outstanding voting securities of such Yield Public Utility.  The percentage of voting securities of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by a person and its PUHCA Affiliates shall be equal to the sum of: (i) the number of shares of Class A Common Stock and one one-hundredth (1/100th) of the number of shares of Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by the total number of shares of Class A Common Stock and Class B Common Stock then outstanding plus one one-hundredth (1/100th) of the total number of shares of Class C Common Stock and Class D Common Stock then outstanding multiplied by the percentage interest in the Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation, plus (ii) the aggregate percentage of outstanding NRG voting securities owned, controlled or held with power to vote by such person and its PUHCA Affiliates multiplied by the percentage interest in the Yield Public Utility directly or indirectly owned, controlled and/or held with power to vote by NRG (including, but not limited to, those held through its voting interests in the Corporation), plus (iii) the percentage of the Yield Public Utility’s outstanding voting securities owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates other than through ownership interests in the Corporation or NRG.  The calculation is expressed in the following formula:

[(ACP / ATotal + BTotal + CTotal + DTotal ) * YPUY] + [(NRGP / NRGTotal) * YPUNRG] + YPUP

WHERE:

ACP = the sum of (i) the number of shares of Class A Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates, plus (ii) the number of shares of Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by one hundred (100).

ATotal = the total number of shares of Class A Common Stock outstanding.

BTotal = the total number of shares of Class B Common Stock outstanding.

CTotal = the total number of shares of Class C Common Stock outstanding divided by one hundred (100).

DTotal = the total number of shares of Class D Common Stock outstanding divided by one hundred (100).

NRGP = the number of voting shares owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates in NRG.

NRGTotal = the total number of voting shares of NRG outstanding.

YPUY = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation.

YPUNRG = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by NRG.

YPUP = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by such person other than through interests in the Corporation or NRG.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by the undersigned authorized officer this 9th day of June, 2015.

NRG Yield, Inc.,
a Delaware corporation

By:	/s/ Brian Curci
Name: Brian Curci
Title: Corporate Secretary